As filed with the Securities and Exchange Commission on January 19, 2010

Registration No. 333- ________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

U.S. GEOTHERMAL INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1472231
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

1505 Tyrell Lane, Boise, ID 83706
(Address of principal executive offices) (Zip code)

U.S. Geothermal Inc. 2009 Stock Incentive Plan
U.S. Geothermal Inc. Amended and Restated Stock Option Plan
(Full titles of the plans)

Kerry Hawkley	With a copy to:
Chief Financial Officer	Kimberley R. Anderson
U.S. Geothermal Inc.	Dorsey & Whitney LLP
1505 Tyrell Lane	701 Fifth Avenue, Suite 6100
Boise, ID 83706	Seattle, WA 98104
(Name and Address of agent for service)	(206) 903-8800
(208) 424-1027
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to	Proposed maximum	Proposed maximum	Amount of
to be registered	be registered(1)	offering price per share	aggregate offering price	registration fee
Common stock, $0.001 par value, under the 2009 Stock Incentive Plan	3,500,207 shares	$1.57(2)	$5,495,324.99(2)	$391.82

Common stock, $0.001 par value, under the outstanding stock option grants pursuant to the Amended and Restated Stock Option Plan	5,804,875 shares	$1.48(3)	$8,591,215.00(3)	$612.55

Totals:	9,305,082 shares		$14,086,539.99	$1,004.37

(1)

This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low prices of the Common Stock as reported on the NYSE Amex LLC on January 14, 2010.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based on the weighted average exercise price of $1.48 of options outstanding pursuant to the Amended and Restated Stock Option Plan.

          This registration statement on Form S-8 registers shares of Common Stock of U.S. Geothermal Inc. (the “Registrant”) to be issued pursuant to the 2009 Stock Incentive Plan or pursuant to outstanding options under the Amended and Restated Stock Option Plan. The aggregate number of shares of the Registrant’s common stock that may be issued under all stock-based awards made under the 2009 Stock Incentive Plan is equal to 15% of the Registrant’s issued and outstanding shares of common stock (calculated as of the first day of each fiscal year while the 2009 Stock Incentive Plan is in effect), less any shares underlying outstanding options granted pursuant to our Amended and Restated Stock Option Plan dated September 29, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)	Our Annual Report on Form 10-K for the year ended March 31, 2009 filed on June 15, 2009 and as amended on October 23, 2009 and further amended on November 24, 2009;

(b)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

The description of our common stock contained in our registration statement on Form 8-A filed on April 15, 2008 with the Commission under Section 12 of the Securities Exchange Act, including any amendment or report filed for purposes of updating such description.

          All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.

          Not Applicable.

Item 6. Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Article XII of the Certificate of Incorporation of U.S. Geothermal Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of U.S. Geothermal to the fullest extent permitted by Delaware Law. Article XIII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

          Not Applicable.

Item 8. Exhibits.

Exhibit
No.	Description	Where Located

4.1	Certificate of Incorporation of U.S. Cobalt Inc. (now known as U.S. Geothermal Inc.)	Incorporated by reference to exhibit 3.1 to the Registrant’s Form SB-2 registration statement as filed on July 8, 2004

4.2	Certificate of Domestication of Non-U.S. Corporation	Incorporated by reference to exhibit 3.2 to the Registrant’s Form SB-2 registration statement as filed on July 8, 2004

4.3	Certificate of Amendment of Certificate of Incorporation (changing name of U.S. Cobalt Inc. to U.S. Geothermal Inc.)	Incorporated by reference to exhibit 3.3 to the Registrant’s Form SB-2 registration statement as filed on July 8, 2004

4.4	Certificate of Amendment to the Certificate of Incorporation of U.S. Geothermal Inc.	Incorporated by reference to exhibit 3.1 to the Registrant’s Form 8-K as filed on August 27, 2008

4.5	First Amended and Restated Bylaws of U.S. Geothermal Inc.	Incorporated by reference to exhibit 3.4 to the Registrant’s report on Form 8-K as filed on November 4, 2009

4.6	Amended and Restated Stock Option Plan of U.S. Geothermal Inc. dated September 29, 2006.	Incorporated by reference to exhibit 10.23 to the Registrant’s Form SB-2 registration statement as filed on October 2, 2006

4.7	2009 Stock Incentive Plan of the Registrant	Incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A as filed on November 6, 2009

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of BehlerMick P.S.	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.3	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

23.4	Consent of GeothermEx, Inc.	Filed herewith

23.5	Consent of Teplow Geologic	Filed herewith

23.6	Consent of Black Mountain Technology	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

Item 9. Undertakings.

          The undersigned Registrant hereby undertakes:

          (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)        To include any prospectus required by section 10(a)(3) of the Securities Act;

                     (ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                     (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho on January 13, 2010.

U.S. GEOTHERMAL INC.

By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints each of Daniel Kunz, Douglas Glaspey and Kerry Hawkley his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Daniel J. Kunz	Chief Executive Officer, President and Director	January 18, 2010
Daniel J. Kunz	(Principal Executive Officer)

/s/ Kerry D. Hawkley	Chief Financial Officer (Principal Financial and	January 13, 2010
Kerry D. Hawkley	Accounting Officer)

/s/ Douglas J. Glaspey	Chief Operating Officer and Director	January 13, 2010
Douglas J. Glaspey

Chairman and Director
John H. Walker

/s/ Paul A. Larkin	Director	January 13, 2010
Paul A. Larkin

/s/ Leland R. Mink	Director	January 14, 2010
Leland R. Mink

EXHIBIT INDEX

Exhibit
No.	Description	Where Located

4.1	Certificate of Incorporation of U.S. Cobalt Inc. (now known as U.S. Geothermal Inc.)	Incorporated by reference to exhibit 3.1 to the Registrant’s Form SB-2 registration statement as filed on July 8, 2004

4.2	Certificate of Domestication of Non-U.S. Corporation	Incorporated by reference to exhibit 3.2 to the Registrant’s Form SB-2 registration statement as filed on July 8, 2004

4.3	Certificate of Amendment of Certificate of Incorporation (changing name of U.S. Cobalt Inc. to U.S. Geothermal Inc.)	Incorporated by reference to exhibit 3.3 to the Registrant’s Form SB-2 registration statement as filed on July 8, 2004

4.4	Certificate of Amendment to the Certificate of Incorporation of U.S. Geothermal Inc.	Incorporated by reference to exhibit 3.1 to the Registrant’s Form 8-K as filed on August 27, 2008

4.5	First Amended and Restated Bylaws of U.S. Geothermal Inc.	Incorporated by reference to exhibit 3.4 to the Registrant’s report on Form 8-K as filed on November 4, 2009

4.6	Amended and Restated Stock Option Plan of U.S. Geothermal Inc. dated September 29, 2006.	Incorporated by reference to exhibit 10.23 to the Registrant’s Form SB-2 registration statement as filed on October 2, 2006

4.7	2009 Stock Incentive Plan of the Registrant	Incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A as filed on November 6, 2009

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of BehlerMick P.S.	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.3	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

23.4	Consent of GeothermEx, Inc.	Filed herewith

23.5	Consent of Teplow Geologic	Filed herewith

23.6	Consent of Black Mountain Technology	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith